UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 31, 2015

General Electric Company
(Exact name of registrant as specified in its charter)

New York	001-00035	14-0689340
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3135 Easton Turnpike, Fairfield, Connecticut		06828-0001
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code (203) 373-2211

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On April 10, 2015, General Electric Company (the "Company") announced a plan to reduce the size of its financial services businesses through the sale of most of the assets of its wholly owned subsidiary, General Electric Capital Corporation ("GECC") over the next 24 months, and to focus on continued investment and growth in the Company's industrial businesses.  Under the new plan, which was approved on April 2, 2015 and aspects of which were approved on March 31, 2015, the Company will retain certain GECC businesses, principally its vertical financing businesses—GE Capital Aviation Services, Energy Financial Services and Healthcare Equipment Finance—that directly relate to the Company's core industrial businesses.  The assets planned for disposition, in addition to Real Estate (as described under Item 8.01 below), include most of Commercial Lending and Leasing and all Consumer platforms (including all U.S. banking assets).  The Company will execute this strategy using an efficient approach for exiting non-vertical assets that works for the Company's and GECC's debt holders and the Company's shareowners.  An element of this approach involves a merger of GECC into the Company to assure compliance with debt covenants as GECC exits non-vertical assets, and the creation of a new intermediate holding company to hold GECC's businesses after the merger.  The Company has discussed the plan, aspects of which are subject to regulatory review and approval, with its regulators and staff of the Financial Stability Oversight Council ("FSOC") and will work closely with these bodies to take the actions necessary over time to terminate the FSOC's designation of GECC (and the new intermediate holding company, as applicable) as a systemically important financial institution ("SIFI").

As part of the Company's plan described above, on April 10, 2015, the Company and GECC entered into an amendment to their existing financial support agreement.  Under this amendment (the "Amendment"), the Company has provided a full and unconditional guarantee (the "Guarantee") of the payment of principal and interest on all tradable senior and subordinated outstanding long-term debt securities and all commercial paper issued or guaranteed by GECC identified in the Amendment. In the aggregate, the Guarantee applies to approximately $210 billion of GECC debt.  The Guarantee replaces the requirement that the Company make certain income maintenance payments to GECC in certain circumstances.  GECC's U.S. public indentures are concurrently being amended to provide the full and unconditional guarantee by the Company set forth in the Guarantee.

The description of the Amendment (including the Guarantee) is qualified in its entirety by reference to the full text of the Amendment, which is being filed as Exhibit 10 and is incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On April 10, 2015, the Company issued a press release announcing the Company's plan described above to dispose of most of its financial services assets.  A copy of the Company's press release is being furnished as Exhibit 99.

The information furnished pursuant to this Item 2.02, including Exhibit 99, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act") or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included under Item 1.01 is incorporated herein by reference.

Item 2.05. Costs Associated with Exit or Disposal Activities.

In connection with the Company's plan to dispose of most of its financial services assets as described under Item 1.01 above (and incorporated herein by reference), the Company estimates it will incur approximately $23 billion in after-tax charges through 2016, approximately $6 billion of which are expected to result in future net cash expenditures.  These charges are expected to relate to: business dispositions, including goodwill allocations (approximately $13 billion), tax expense related to repatriation of earnings and deferred tax assets (approximately
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$7 billion), and restructuring and other charges (approximately $3 billion).  Approximately $16 billion of after-tax charges are expected to be recorded in the first quarter of 2015 in connection with the plan, which includes tax expense related to repatriation of earnings and deferred tax assets, asset impairments due to shortened hold periods, and charges on businesses held for sale, including goodwill allocation.

Item 8.01 Other Events.

As part of the Company's plan to dispose of most of its financial services assets as described under Item 1.01 above, the Company announced today that it has agreed to sell the substantial majority of GECC's Real Estate debt and equity portfolio to funds managed by The Blackstone Group (who, at closing, intends to sell a portion of this portfolio to Wells Fargo & Company), and also has letters of intent with other buyers for the majority of the remaining commercial real estate assets.  In total, these deals are valued at approximately $26.5 billion.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibit is being filed as part of this report:

10 Amended and Restated Agreement, between General Electric Company and General Electric Capital Corporation, dated April 10, 2015

The following exhibit is being furnished as part of this report:

99 Press release, dated April 10, 2015, issued by General Electric Company

This document contains "forward-looking statements" – that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance and financial condition, and often contain words such as "expect," "anticipate," "intend," "plan," "believe," "seek," "see," "will," "would," or "target." Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about our announced plan to reduce the size of our financial services businesses, including expected cash and non-cash charges associated with this plan; expected income; earnings per share; revenues; organic growth; margins; cost structure; restructuring charges; cash flows; return on capital; capital expenditures, capital allocation or capital structure; dividends; and the split between Industrial and GE Capital earnings. For us, particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: obtaining (or the timing of obtaining) any required regulatory reviews or approvals or any other consents or approvals associated with our announced plan to reduce the size of our financial services businesses; our ability to complete incremental asset sales as part of this plan in a timely manner (or at all) and at the prices we have assumed; changes in law, economic and financial conditions, including interest and exchange rate volatility, commodity and equity prices and the value of financial assets, including the impact of these conditions on our ability to sell or the value of incremental assets to be sold as part of this plan as well as other aspects of this plan; the impact of conditions in the financial and credit markets on the availability and cost of GECC's funding, and GECC's exposure to counterparties; the impact of conditions in the housing market and unemployment rates on the level of commercial and consumer credit defaults; pending and future mortgage loan repurchase claims and other litigation claims in connection with WMC, which may affect our estimates of liability, including possible loss estimates; our ability to maintain our current credit rating and the impact on our funding costs and competitive position if we do not do so; the adequacy of our cash flows and earnings and other conditions which may affect our ability to pay our quarterly dividend at the planned level or to repurchase shares at planned levels; GECC's ability to pay dividends to GE at the planned level, which may be affected by GECC's cash flows and earnings, financial services regulation and oversight, and other factors; our ability to convert pre-order commitments/wins into orders; the price we realize on orders since commitments/wins are stated at list prices; customer actions or developments such as early aircraft retirements or reduced energy demand and other factors that may affect the level of demand and financial performance of the major industries and customers we serve; the effectiveness of our risk management framework; the impact of regulation and regulatory, investigative and legal proceedings and legal compliance risks, including the impact of financial services regulation and litigation; adverse
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market conditions, timing of and ability to obtain required bank regulatory approvals, or other factors relating to us or Synchrony Financial that could prevent us from completing the Synchrony Financial split-off as planned; our capital allocation plans, as such plans may change including with respect to the timing and size of share repurchases, acquisitions, joint ventures, dispositions and other strategic actions; our success in completing, including obtaining regulatory approvals for, announced transactions, such as the proposed transactions and alliances with Alstom, Appliances and Real Estate, and our ability to realize anticipated earnings and savings; our success in integrating acquired businesses and operating joint ventures; the impact of potential information technology or data security breaches; and the other factors that are described in "Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2014. These or other uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements.  We do not undertake to update our forward-looking statements.

This document includes certain forward-looking projected financial information that is based on current estimates and forecasts. Actual results could differ materially.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

General Electric Company
(Registrant)

Date: April 10, 2015	/s/ Jeffrey S. Bornstein
Jeffrey S. Bornstein Senior Vice President and Chief Financial Officer

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